UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Purchase Agreement

On March 25, 2010 SunPower Corporation (“SunPower” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA), LLC as representatives of the several initial purchasers listed therein (collectively, the “Initial Purchasers”), providing for the sale by the Company of $220 million principal amount of 4.5% senior cash convertible debentures due 2015 (the “Debentures”) with a 13 day option in favor of the Initial Purchasers for the purchase of up to an additional $30 million principal amount of Debentures in certain circumstances. The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The Debentures will pay interest semi-annually on March 15 and September 15 beginning on September 15, 2010, at a rate of 4.5% per annum, and will mature on March 15, 2015. The Debentures will be convertible only into cash, and not into shares of SunPower’s common stock (or any other securities). Prior to December 15, 2014, the Debentures will be convertible only upon specified events and, thereafter, they will be convertible at any time, based on an initial conversion price of $22.53 per share of class A common stock (which is equivalent to a conversion rate of approximately 44.3853 shares of SunPower’s class A common stock per $1,000 principal amount of debentures, representing a conversion premium of approximately 25% over the closing sale price of $18.02 per share of SunPower’s class A common stock on the NASDAQ Global Select Market on March 25, 2010). The Debentures will not be convertible upon the satisfaction of customary market price trigger conditions until the first quarter of 2011. The conversion price and the conversion rate will be subject to adjustment in certain events, such as distributions of dividends or stock splits. Upon conversion, SunPower will deliver an amount of cash calculated by reference to the price of SunPower’s class A common stock over the applicable observation period. SunPower may not redeem the Debentures prior to maturity.

The preceding description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Convertible Debenture Hedge and Warrant Transactions

On March 25, 2010, the Company entered into privately negotiated convertible debenture hedge transactions (collectively, the “Convertible Hedge Transactions”) and warrant transactions (collectively, the “Warrant Transactions”, together with the Convertible Hedge Transactions, the “Hedge Agreements”) with certain of the Initial Purchasers or their affiliates. The Hedge Agreements are meant to reduce the Company’s exposure to potential cash payments upon conversion of the Debentures.

Under the terms of the Warrant Transactions, the Company sold to affiliates of certain of the Initial Purchasers warrants to acquire, at a strike price of $27.03 per share, subject to anti-dilution adjustments, cash in an amount equal to the market value of up to 9,764,759 shares of Class A Common Stock. Each Warrant Transaction is a separate transaction, entered into by the Company with each option counterparty, and is not part of the terms of the Debentures. The cost of the Hedge Agreements was approximately $12.1 million.

The preceding description of the Hedge Agreements is a summary and is qualified in its entirety by reference to the confirmations relating to the Convertible Hedge Transactions, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference and the confirmations relating to the Warrant Transactions, which are filed as Exhibits 10.6, 10.7, 10.8 and 10.9 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 25, 2010 SunPower issued a press release announcing the pricing of $220 million in aggregate principal amount of the Company’s 4.5% senior cash convertible debentures due 2015 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Company also granted the initial purchasers of the senior convertible debentures an overallotment option to purchase up to an additional $30 million in aggregate principal amount of the debentures. The full text of the press release is being furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement, dated March 25, 2010, by and between SunPower Corporation and Deutsche Bank Securities Inc., as representative of the initial purchasers listed on Schedule A thereto

10.2	Convertible Debenture Hedge Transaction Confirmation

10.3	Convertible Debenture Hedge Transaction Confirmation

10.4	Convertible Debenture Hedge Transaction Confirmation

10.5	Convertible Debenture Hedge Transaction Confirmation

10.6	Warrant Transaction Confirmation

10.7	Warrant Transaction Confirmation

10.8	Warrant Transaction Confirmation

10.9	Warrant Transaction Confirmation

99.1	Press release dated March 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: March 29, 2010	By:	/s/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase Agreement, dated March 25, 2010, by and between SunPower Corporation and Deutsche Bank Securities Inc., as representative of the initial purchasers listed on Schedule A thereto

10.2	Convertible Debenture Hedge Transaction Confirmation

10.3	Convertible Debenture Hedge Transaction Confirmation

10.4	Convertible Debenture Hedge Transaction Confirmation

10.5	Convertible Debenture Hedge Transaction Confirmation

10.6	Warrant Transaction Confirmation

10.7	Warrant Transaction Confirmation

10.8	Warrant Transaction Confirmation

10.9	Warrant Transaction Confirmation

99.1	Press release dated March 25, 2010